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                                                                   EXHIBIT 10.6

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of March 23, 2000 (the "Effective Date") by and between MicroTune, Inc., a Texas corporation (the "Company"), and Douglas J. Bartek ("Employee").

The parties hereby agree as follows:

     1.  Employment.
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          (a)  As of the Effective Date, Employee shall serve as the Chief
Executive Officer of the Company. Employee agrees to perform such reasonable responsibilities and duties as may be required of him by the Board of Directors of the Company (the "Board") in such capacity. Employee shall report directly to the Board. In addition, during the Term (as defined below), Employee shall be elected to the position of Chairman of the Board. Employee agrees not to terminate the Term prior to the third (3rd) anniversary of the Effective Date, except for Certain Reasons (as defined below).

          (b) The Board may terminate the Term at any time, by giving Employee thirty (30) days' advance notice in writing. However, if the Board terminates the Term without Cause (as defined below) within five (5) years after the Effective Date, the Company shall pay Employee severance benefits as set forth in Section 6. Any termination of employment by the Company or by Employee for any reason whatsoever during the term of this Agreement shall be communicated by written notice of termination to the other party hereto ("Notice of Termination").

          (c) In the event of a Change of Control (as defined below) of the Company that results in termination of the Term, the Company shall pay Employee severance benefits as set forth in Section 7.

     2.  Duties and Scope of Employment.
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          (a)  Positions and Duties.  Employee will continue to serve as Chief
               --------------------
Executive Officer of the Company while employed hereunder. Employee will render such business and professional services in the performance of his duties, consistent with Employee's position within the Company, as shall reasonably be assigned to him by the Board.

          (b)  Obligations.  During the Term, Employee will perform his duties
               -----------
faithfully and to the best of his ability and will devote his full business efforts and time to the Company.

          (c)  Term.  The term of the Employee's employment under this Agreement
               ----
shall commence as of the Effective Date and shall continue for a period of three
(3) years from the date hereof (the "Initial Term"). The Initial Term hereof will be automatically renewed for additional
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terms (each a "Renewal Term," and, together, with the Initial Term, collectively the "Term") of one (1) year unless either party hereto provides the other party hereto written notice of its election not to renew this Agreement thirty (30) days prior to the expiration of the Initial Term, or, if applicable, thirty (30) days prior to the expiration of any Renewal Term.

     3.  Compensation.
         ------------

          (a) Employee's initial base salary shall be paid at a rate of $150,000 per year. Employee's base salary will be reviewed annually by the compensation committee of the Board, or by the Board if at such time there is no compensation committee.

          (b) During the Term, Employee will be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company's group medical, dental, vision, disability, dependent care, life insurance, flexible-spending account and 401(k) plans. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

          (c) The Company will reimburse Employee for reasonable travel, entertainment or other expenses incurred by Employee in the furtherance of or in connection with the performance of Employee's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

     4.  Covenant Not to Compete or Solicit.
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          (a)  Non-Competition.  Employee agrees that if the Company terminates
               ---------------
his employment for Cause or Employee terminates his employment with the Company other than for Certain Reasons, then for three (3) years from the Date of Termination he will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in or (to Employee's knowledge, after due inquiry) intends to engage in a Restricted Business (as defined below).

          Ownership of (i) no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation, or (ii) any stock presently owned by Employee, shall not constitute a violation of this provision.

          (b)  Non-Solicitation.  For a period of three (3) years from the Date
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of Termination, Employee shall not:

                 (i) solicit, encourage, or take any other action which is intended to induce any other employee of the Company to terminate his employment with the Company, or

                 (ii) interfere in any manner with the contractual or employment relationship between the Company and any such employee of the Company.
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          The foregoing shall not prohibit any entity with which the Employee may be affiliated from hiring a former employee of the Company.

          (c)  Worldwide.  The parties acknowledge that the market for radio
               ---------
frequency tuner products is worldwide, and that, in this market, products from any nation compete with products from all other nations. Accordingly, in order to secure to the Company all possible benefits, the parties agree that the provisions of this Section 4 shall apply to each of the states and counties of the United States, and to each nation worldwide.

          (d)  Severability.  The parties intend that the covenants contained
               ------------
in the preceding paragraphs shall be construed as a series of separate covenants, one for each state of the Union, and each nation. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in proceeding paragraphs. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) deemed included in said paragraphs, then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 4 should ever be deemed to exceed the time or geographic limitations, or the scope of this covenant, permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations, as the case may be, permitted by applicable laws.

     5.   Certain Definitions.  For the purposes of this Agreement, the
          -------------------
following terms have the meanings set forth below.

          (a) "Base Compensation" means Employee's rate of annual salary, as in effect for the twelve-month period ending on the date six months prior to any Change of Control or on the Date of Termination, whichever is higher. Base Compensation does not include elements such as bonuses, reimbursement of interest paid on guaranteed loans, auto allowances, nor any income from equity based compensation, such as may result from the exercise of stock options or stock appreciation rights, or the receipt of restricted stock awards or the lapse of the restrictions on such awards. If Employee is employed by the Company and/or any of its subsidiaries for less than one full calendar year immediately preceding the Change of Control, Employee's "highest annual bonus" will be determined by annualizing the bonus earned during employee's period of employment.

          (b) "Cause", for purposes of this Agreement, means (i) if Employee is determined by a court of law or pursuant to arbitration to have committed a willful act of embezzlement, fraud or dishonesty which resulted in material loss, material damage or material injury to the Company, (ii) Employee's conviction of, or plea of nolo contendere to, a felony, or (iii) Employee's continued substantial violations of his employment duties after Employee has received a written demand for performance from the Company which specifically sets forth the factual basis the Company's belief that Employee has not substantially performed his duties. In such an event, at the election of the Company, Employee shall have no rights under this Agreement other than payment of compensation and reimbursement of business expenses pursuant to this Agreement through the date of termination. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause without (i) reasonable notice to Employee setting forth the reasons for the Company's intention to
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terminate for Cause, and (ii) an opportunity for Employee, together with counsel, if any, to be heard before the Board.

          (c) "Certain Reasons" means (A) a reduction in cash compensation (exclusive of bonuses) or a material reduction in benefits, except as part of a salary or benefit reduction program by the Company that is applicable generally to all executives, (B) a material demotion in responsibilities or duties, (C) relocation of Employee's workplace to any place more than fifty miles from Dallas, Texas, without Employee's consent or (D) a material breach by the Company of this Agreement or any other material agreement between the Company and Employee.

          (d) "Change of Control" means a change of control of a nature which would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or in response to any other form or report to the Securities and Exchange Commission or any stock exchange or the Nasdaq National Market on which the Company's shares are listed which requires the reporting of a change of control. In addition, a Change of Control shall be deemed to have occurred if any person (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 35% of the combined voting power of the Company's then outstanding securities.

                 Notwithstanding the foregoing definition, "Change of Control" for purposes of this Agreement, shall exclude the acquisition of securities representing more than 35% of the combined voting power of the Company by any of its wholly owned subsidiaries, or any trustee or other fiduciary holding securities of the Company under an employee benefit plan now or hereafter established by the Company. As used herein, the term "beneficial owner" shall have the same meaning as under Section 13(d) of the Exchange Act, and related case law.

          (e) "Constructive Termination" means the resignation by Employee due to any diminution or adverse change in the circumstances of employment including, without limitation, reporting relationships, job description, duties, responsibilities, compensation, perquisites, office or location of employment. The Board will determine in good faith whether a Constructive Termination has occurred after (i) Employee has provided the Board reasonable notice setting forth the reasons as to why he believes there has been a Constructive Termination, and (ii) Employee, together with counsel, if any, is given an opportunity to be heard before the Board.

          (f) "Date of Termination" shall mean a date which is (1) specified in the Notice of Termination if the Term is terminated by Employee; or (2) thirty
(30) days from the date on which a Notice of Termination is delivered to Employee, if the Term is terminated by the Company.

          (g) "Disability" means that Employee is unable by reason of accident or illness (including mental illness) to perform the material duties of his regular position with the Company after a physician acceptable to both the Company and Employee (which acceptance will not be unreasonably withheld) determines that such inability is certain or likely to continue for a period of more than ninety (90) days. Employee will cooperate fully with the physician. If the physician determines that Employee is disabled, the physician will certify to the Company that Employee is
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disabled and the physician's determination in that respect will be conclusive.
The Company will pay the physician's fee.

          (h) "Restricted Business" means any business that is engaged in or (to Employee's knowledge, after due inquiry) preparing to engage in the design, manufacture, marketing, sale or distribution of semiconductors or modules (or components thereof) which provide the function of a radio frequency tuner or compete with radio frequency products under development by the Company at the time of this Agreement or during Employee's tenure as an executive of the Company.

     6.  Severance Benefits for Termination resulting from other than a Change
         ---------------------------------------------------------------------
of Control.
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          (a)  Involuntary Termination.  If Employee's employment is terminated
               -----------------------
by the Board other than for Cause, or if Employee terminates his employment for Certain Reasons, then (i) Employee shall be paid compensation at a rate equal to his then current Base Compensation and the highest annual bonus paid to Employee during the prior three (3) years until one year following Date of Termination as severance benefits, (ii) options granted to Employee under the Company's employee stock plans, if any, shall immediately vest and become exercisable as to the number of shares which would have otherwise vested had Employee continued to be employed for twelve (12) months following the Date of Termination (but in no event may the shares which so vest exceed the number of shares subject to such options), (iii) the Company will continue to provide Employee coverage under a plan providing whatever medical, dental, disability, life or insurance benefits were in effect at the time of such termination for two (2) years following the Date of Termination and (iv) any repurchase rights held by the Company on options exercised or stock owned by the Employee will be canceled on the Date of Termination.

          (b)  Voluntary Termination; Termination for Cause.  No severance
               --------------------------------------------
benefits shall be paid if Employee's employment is terminated by the Company for Cause or by Employee without Certain Reasons.

     7.  Termination of Employment Following Change of Control.  If within two
         -----------------------------------------------------
(2) years following a Change of Control, Employee's employment with the Company terminates as the result of a Constructive Termination or is terminated by the Company for other than Cause, then the Company shall provide to Employee as soon as practicable, but not more than ten (10) business days following the Date of Termination, each of the following benefits:

          (a)  Severance Benefits.  The Company shall pay Employee a lump sum
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severance benefit which shall equal two (2) times the sum of (i) Employee Base
Compensation, plus (ii) the highest annual bonus paid to Employee during the last three (3) full calendar years immediately prior to the Change of Control.

          (b)  Equity Compensation.  All unvested stock options, stock
               -------------------
appreciation rights and restricted stock awards held by Employee on the Date of Termination shall be deemed fully vested and exercisable on such Date of Termination, provided that if any option, right or award would, as a result of such accelerated exercisability no longer qualify for exemption under section 16 of the Exchange Act, then such option, right or award shall be fully vested but shall not become exercisable until the earliest date on which it could become exercisable and also qualify for exemption from
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section 16 of the Exchange Act. All vested options held by Employee, including those deemed fully vested as of the Date of Termination, shall remain exercisable for a period of one (1) year from the Date of Termination; provided, however, in no event shall any option remain exercisable beyond the maximum period allowed therefor in the stock option plan under which it was granted. Any repurchase rights held by the Company on stock owned or options exercised by the Employee shall be canceled on the Date of Termination. This Agreement shall serve as an amendment to all of Employee's outstanding stock options, restricted stock awards, repurchase rights, and stock appreciation rights as of the Date of Termination;

          (c)  Accrued Bonus.  The Company shall pay Employee an amount equal
               -------------
to the pro rata amount of the annual bonus accrued under the Company's executive officer bonus plan, if any, for the portion of the year prior to the Date of Termination.

          (d)  Other Benefits.  The Company shall provide to Employee for a
               --------------
period of twenty-four (24) months following the Date of Termination, coverage under a plan providing health and welfare benefits, at least comparable to those benefits in effect on the Date of Termination, including but not limited to medical, dental, vision, disability, dependent care and life insurance coverage. At the Company's election, health benefits may be provided by reimbursing Employee for the cost of converting a group policy to individual coverage, or for the cost of extended COBRA coverage. The Company shall also pay to Employee an amount calculated to pay any income taxes due as a result of the payment by the Company on Employee's behalf for such health benefits. Such tax payment shall be calculated to place Employee in the same after-tax position as if no such income taxes had been imposed.

          (e)  Other Benefits Payable.  The benefits described in subsections
               ----------------------
(a) through (d) above shall be payable in addition to, and not in lieu of, all other accrued or vested or earned but deferred compensation, rights, options or other benefits which may be owed to Employee following termination of employment, irrespective of whether Employee's termination was preceded by a Change of Control, including, without limitation, accrued vacation or sick pay, amounts or benefits payable under any employment agreement or any bonus or other compensation plans, stock option plan, stock ownership plan, stock purchase plan, life insurance plan, health plan, disability plan or similar plan.

          (f)  Indemnification.  For at least six years following a Change of
               ---------------
Control, Employee shall continue to be indemnified under the Company's Articles of Incorporation and Bylaws, each as may be amended from time to time, at least to the same extent as prior to the Change of Control, and Employee shall be covered by the directors' and officers' liability insurance, the fiduciary liability insurance and the professional liability insurance policies that are the same as, or provide coverage at least equivalent to, those the Company carried prior to the Change of Control.

     8.  Payment Obligations Absolute.  The Company's obligation to pay the
         ----------------------------
benefits described herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company or any of its subsidiaries may have against Employee or anyone else. In the event of any dispute concerning Employee's right to payment, the Company shall nevertheless continue to pay to Employee the Base Compensation until the dispute is resolved. Any such amounts paid following
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Employee's termination of his employment shall be credited against the amounts otherwise due to Employee under this Agreement or, in the event the Company prevails, shall be repaid to the Company.

     9.  Legal Fees.  The Company shall also pay forthwith upon written demand
         ----------
from Employee all legal fees and expenses reasonably incurred by Employee in seeking to obtain or enforce any right or benefit provided by this Agreement. In the event Employee does not prevail in any ensuing arbitration or litigation, the Company shall absorb its own costs, expenses, and attorney's fees, and Employee shall reimburse the Company for one-half of Employee's costs, expenses, and attorney's fees.

     10.  Successors; Binding Agreement.  The Company shall require any
          -----------------------------
successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as Employee would be entitled hereunder if the Company had terminated Employee's employment without Cause after a Change of Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as defined herein and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     11.  Miscellaneous.
          -------------

               (a)  Notices.  Any notice, report or other communication
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required or permitted to be given hereunder shall be in writing to both parties and shall be deemed given on the date of delivery, if delivered, or three days after mailing, if mailed first-class mail, postage prepaid, to the following addresses:

                      (i) If to Employee, at the address set forth below Employee's signature at the end hereof.

                      (ii) If to the Company:

                           Microtune, Inc.
                           2540 East Plano Parkway, Suite 188
                           Plano, Texas 75074
                           Attention: Board of Directors, Compensation Committee

                           or to such other address as any party hereto may designated by notice given as herein provided.
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               (b)  Governing Law.  This Agreement shall be governed by and
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construed and enforced in accordance with the laws of the State of Texas as applied to agreements made and performed in Texas by residents of Texas.

               (c)  Amendments.  This Agreement shall not be changed or
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modified in whole or in part except by an instrument in writing signed by each party hereto.

               (d)  Counterparts.  This Agreement may be executed in several
                    ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

               (e)  Effect of Headings.  The section headings herein are for
                    ------------------
convenience only and shall not affect the construction or interpretation of this Agreement.

     12.  Conflicting Terms.  In the event that words or terms of this
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Employment Agreement conflict with the words or terms of any other agreement or contract, including, without limitation, any stock plan, notice of grant, or restricted stock purchase agreement or option agreement entered into in connection with the employment of Employee by the Company, the interpretation of this Agreement shall prevail.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    MICROTUNE, INC.


                                    By: Compensation Committee of the Board of
                                        Directors


                                    By: /s/ Harvey B. Cash
                                       -----------------------------------
                                        Harvey B. Cash



                                    By: /s/ James H. Clardy
                                       -----------------------------------
                                        James H. Clardy



                                    EMPLOYEE

                                     /s/ Douglas J. Bartek
                                    --------------------------------------
                                    Douglas J. Bartek

                                    5211 Spanish Oaks Dr.
                                    --------------------------------------
                                    (Print Address)

                                    Frisco, TX 75034
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                                    972-712-5888
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                                    (Print Telephone Number)